EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 18, 2011, relating to the consolidated financial statements of Fair Isaac Corporation and subsidiaries, and the effectiveness of Fair Isaac Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Fair Isaac Corporation for the year ended September 30, 2011.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

February 7, 2012